EXHIBIT 5
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                          Duane, Morris & Heckscher LLP
                         1667 K Street, N.W., Suite 700
                           Washington, D.C. 20006-1608
                                 (202) 776-7800

                                  June 19, 2000


Zions Bancorporation
One South Main, Suite 1380
Salt Lake City, Utah 84111

Gentlemen:

     We have acted as counsel to Zions Bancorporation, a Utah corporation ("Zions") in connection with the Agreement and Plan of Merger dated as of January 7, 2000, and amended as of June 15, 2000 (the "Plan of Merger") among Zions, its wholly-owned subsidiary, National Bank of Arizona, a national banking association ("NBA"), and County Bank, an Arizona banking corporation (the "Bank"), whereby the Bank will be merged into NBA, with NBA being the surviving corporation (the "Merger"). At the Effective Time of the Merger, the outstanding shares of the Bank common stock, par value $5.00 per share ("Bank Common Stock"), will be canceled and immediately converted into the right of holders of Bank Common Stock to receive, in exchange for each share of Bank Common Stock, that number of shares (the "Shares") of Zions common stock, no par value per share, (the "Zions Common Stock"), calculated by dividing the Consideration Number (as defined in the Plan of Merger) by the sum of the number of shares of Bank Common Stock that shall be issued and outstanding at the Effective Time and the Option Equivalent Number (as defined).

     We are also acting as counsel to Zions in connection with the Registration Statement on Form S-4 (the "Registration Statement") to be filed by Zions with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, the Shares into which outstanding shares of Bank Common Stock will be converted upon effectiveness of the Merger. This opinion is being furnished for the purpose of being filed as an exhibit to the Registration Statement.

     In connection with this opinion, we have examined, among other things:

          (1)  an executed copy of the Plan of Merger;

          (2) a copy certified to our satisfaction of the Articles of Incorporation and bylaws of Zions as in effect on the date hereof;

          (3) copies certified to our satisfaction of resolutions adopted by the Board of Directors of Zions on December 17, 1999, including resolutions approving the Plan of Merger and the issuance of the Shares; and

          (4) such other documents, corporate proceedings, and statutes as we considered necessary to enable us to furnish this opinion.

     We have assumed for the purpose of this opinion that:

          (1) the Plan of Merger has been duly and validly authorized, executed, and delivered by the Bank, and such authorization remains fully effective and has not been revised, superseded or rescinded as of the date of this opinion; and

          (2) the Merger will be consummated in accordance with the terms of the Plan of Merger.

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     We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons, and the conformity to the originals of all documents submitted to us as copies. We have assumed that the certifications and representations dated earlier than the date hereof on which we have expressed reliance herein continue to remain accurate, insofar as material to our opinions, from such earlier date through the date hereof.

     Based upon the foregoing, we are of the opinion that the Shares to be issued by Zions, as described in the Registration Statement, when and to the extent issued in accordance with the Plan of Merger, will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the proxy statement/prospectus forming a part of the Registration Statement.

                                          Very truly yours,


                                          /s/ DUANE, MORRIS & HECKSCHER LLP








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